Exhibit 4.14

THE SYMBOL “[****]” DENOTES PLACES WHERE PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. SUCH MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Amendment 3 to Clinical Services Agreement

Sponsor’s study drug RHB-104

This Amendment 3 (“Change Order”) to the Clinical Services Agreement signed 15 June 2011 (“Clinical Services Agreement”), is by and among:

(1) RedHill Biopharma Ltd., having its principle place of business at 21 Ha’arba’a St., Tel Aviv 64739, Israel (hereafter “SPONSOR”);

(2) 7810962 Canada Inc., a Canadian corporation, having its principal office at 245 Victoria Ave, Suite 100, Montreal, Quebec, H3Z 2M6, Canada (hereinafter "MANAGER");

Is hereby made effective as of September 05, 2014 (“Effective Date”) and the parties hereby agree as follows:

1.     Amendment 3 to Clinical Services Agreement.

This Change Order constitutes an amendment to the Clinical Services Agreement pursuant to section 3.0 therein.  As such, this Amendment is subject in all respects to the terms and provisions of the Clinical Services Agreement.

2.      Scope of Work

In addition to the Services to be provided in the above-referenced Clinical Services Agreement, Manager will cause inVentiv Health Clinical to perform additional Services for Sponsor’s study drug RHB-104, in accordance with the Summary of Changes attached hereto and incorporated herein as Exhibit A. [****]

3.      Compensation

[****]

Payment due to Manager for the Services provided under this Amendment shall be made pursuant to the Agreement and the revised unit Payment Schedule attached hereto and incorporated herein as Exhibit B.

4.     Project Period

The term of this Amendment shall commence on the date of its execution and shall continue until the Services as described in the Clinical Services Agreement are completed, unless this Amendment or corresponding Clinical Services Agreement are terminated early in accordance with the Clinical Services Agreement.

By their signatures below, the parties hereto agree to the terms of this Amendment and represent that they are authorized to enter into this Amendment on behalf of their respective companies.

ACCEPTED AND AGREED TO:

RedHill Biopharma Ltd.		For 7810962 Canada Inc.

/s/ Dror Ben-Asher		/s/ Alain Guimond PhD
Name: Dror Ben-Asher		Name: Alain Guimond PhD
Title: CEO		Title: Senior Director of R&D

Date:	01 Dec 2014	Date	01 Dec 2014

RedHill Biopharma Ltd.

/s/ Ori Shilo
Name: Ori Shilo
Title: Deputy CEO Finance & Operations

Date:	01 Dec 2014

Exhibit A  Summary of Changes

Study Assumption Changes

Changes to the parameters and assumptions for the study are defined below. Unless otherwise noted, activities will be performed according to the original contract. EU trial is removed from the study agreement

Change Order 03 for 7810962 Canada Inc. /Red Hill Biopharma Ltd.

Overview of major level changes

Category	Contract	Additional sites & protocol amendments	Rationale for change
Study Start- Up period	[****] months + [****] month hold period	[****] months + [****] month hold period	No change
Enrolment period	[****] months	[****] months	No change
Stats Timeline	[****] weeks	[****] weeks	no change
# of countries	[****]	[****]	no change
# of sites	[****]	[****]	Per client
# of subjects	[****]	[****]	Per client
# of CRF pages/book	[****]	[****]	[****]
# of unique CRF pages	[****]	[****]	[****]
# of PSVs	[****]	[****]	[****]
# of SIVs	[****]	[****]	[****]
# of RMVs	[****]	[****]	[****]
# of COVs	[****]	[****]	[****]
# of internal meetings	[****]	[****]	[****]
# of client telecons	[****]	[****]	[****]
Client Meetings	[****]	[****]	[****]
Investigator Meeting	1 F2F	No Change
# of vendors	[****]	[****]	[****]
# of edit checks	220	220	No change
# of imports	54	54	No change
# of SAEs	[****]	[****]	No change.
# of SAE Narratives	[****]	[****]	No change.
IVRS	Not Included	Not Included
eCRF Changes	[****]	[****]	[****]

1.1	Revised Costs

Costs for this study are presented below in two categories, pass-through costs and professional fees.

1.1.1	Pass-Through Costs

Pass-through costs are in US dollars and include those expenses listed below. inVentiv Health Clinical will invoice Client for actual costs in these areas, it being understood that any pass-through costs in excess of the amounts set out below will require the Client’s prior written approval. inVentiv Health Clinical will use its best efforts to keep actual costs to reasonable levels through adherence to inVentiv Health Clinical’s travel policy and prudent negotiation with outside providers. Pass-through costs are presented in the table below:

Task	Current (USD)	Additional sites & protocol amendments	Assumption Changes influencing the change in the budget	Additional comments
Site Visit Travel	[****]	[****]	[****]	[****]
Investigators' Meeting Organisation	[****]	[****]	[****]
Kick-off Meeting Travel/Attendance	[****]	[****]	[****]
Shipping/Photocopying	[****]	[****]	[****]
Translation	[****]	[****]	[****]
Regulatory Fees	[****]	[****]	[****]	[****]
Ethics Committee Fees	[****]	[****]	[****]
EDC Studies/3G Cards	[****]	[****]	[****]
DSMB member fees	[****]	[****]	[****]	[****]
EDC Fees (Oracle)	[****]	[****]	[****]	[****]
CRA Face to Face Meeting Travel expenses	[****]	[****]	[****]
Pass Through Costs	[****]	[****]

1.1.2	Investigator Grants Costs

Investigator Grants	Current (NA USD)	NA (USD)	Assumption Changes influencing the change in the budget	Additional Comments
	$ [****]	$ [****]	No Change	Estimate only. Will be paid based on actual costs as approved by the Client.

1.1.3	Professional Fees

Based on the parameters and assumptions outlined in the original proposal, inVentiv Health Clinical fees are categorised by major activity in the table below and in USD:

Task	Current (US Dollars)	Additional sites & protocol amendments	Assumption Changes influencing the change in the budget	Additional comments
Pre-study Activities
Case Report Form Preparation/Review	[****]	[****]	[****]	[****]
Data Management Plan Preparation/Review	[****]	[****]	[****]
Informed Consent Preparation/Review	[****]	[****]	[****]	[****] [****]

Task	Current (US Dollars)	Additional sites & protocol amendments	Assumption Changes influencing the change in the budget	Additional comments
IRB/Ethics Committee Interactions	[****]	[****]	[****]	[****]
Investigators' Meetings	[****]	No change	No Change
Investigator Site Contract	[****]	[****]	[****]	[****]

Task	Current (US Dollars)	Additional sites & protocol amendments	Assumption Changes influencing the change in the budget	Additional comments
Investigator Recruitment	[****]	[****]	[****]	[****]
Project Plan Preparation/Review	[****]	[****]	[****]	[****]
Protocol Preparation/Review	[****]	[****]	[****]	[****]
Randomization Schedule Preparation	[****]	[****]	[****]
Study-Specific Form Preparation	[****]	[****]	[****]
Training - Project-Specific	[****]	[****]	[****]	[****]
Translations	[****]	[****]	No change
PROMIS	[****]	[****]	[****]	[****]
Monitoring/Site Management

Task	Current (US Dollars)	Additional sites & protocol amendments	Assumption Changes influencing the change in the budget	Additional comments
Data Clean-up	[****]	[****]	[****]
Investigator Grant Administration	[****]	[****]	[****]	[****]
Laboratory Report Review	[****]	[****]	[****]
Serious/Significant Adverse Event Management	[****]	[****]	[****]	[****]
Site Management	[****]	[****]	[****]	[****]
Remote Monitoring of Site Data	[****]	[****]	[****]	[****]
Site Visits - Pre-study Visits	[****]	[****]	[****]	[****]
Site Visits - Initiation Visits	[****]	[****]	[****]	[****]
Site Visits - Routine Visits conducted on site	[****]	[****]	[****]	[****]
Site Visits - Close-out Visits at each site at Study End	[****]	[****]	[****]	[****]

Task	Current (US Dollars)	Additional sites & protocol amendments	Assumption Changes influencing the change in the budget	Additional comments
Study Master File/Project File Set-up and Maintenance	[****]	[****]	[****]	[****]
Patient/Site Recruitment	[****]	[****]	No change
Client/CRO meeting	[****]	[****]	[****]	[****]
Regulatory
Regulatory Documentation Preparation/Review	[****]	[****]	[****]	[****]
Project Management /Project Tracking
Financial Project Management	[****]	[****]	No change

Task	Current (US Dollars)	Additional sites & protocol amendments	Assumption Changes influencing the change in the budget	Additional comments
Project Management	[****]	[****]	[****]	[****]
Project Tracking / Communications	[****]	[****]	[****]	[****]
Vendor Management	[****]	[****]	[****]	[****]
Data Management
Database Archiving	[****]	[****]	[****]
Data Cleanup (DM)	[****]	[****]	[****]
Data Management: Database Quality Control Inspection	[****]	[****]	[****]
Database Design	[****]	[****]	[****]	[****]
Dictionary Coding	[****]	[****]	[****]
Edit Check Programming	[****]	[****]	[****]	[****]
Electronic Data Import	[****]	[****]	[****]	[****]
Case Report Form Data/Document Transfers	[****]	[****]	[****]	[****]
EDC Fees	[****]	[****]	[****]
Statistical Analysis and Table Generation
Electronic Data Transfer	[****]	[****]	No Change
Interim Analysis/Report Preparation and Review	[****]	[****]	No Change
Statistical Analysis Plan Preparation/Review	[****]	[****]	No Change
Table Generation	[****]	[****]	No Change
Table/Listings Review	[****]	[****]	No Change
Clinical Study Report
Clinical Study Report Preparation/Review	[****]	[****]	No Change
Team Meetings

Task	Current (US Dollars)	Additional sites & protocol amendments	Assumption Changes influencing the change in the budget	Additional comments
Project Team Meetings - Internal Meetings	[****]	[****]	[****].	[****]
Project Team Meetings - Client Teleconferences	[****]	[****]	[****]	[****]
Project Team Meetings - Kick-off Meeting	[****]	[****]	[****]
Total Direct Costs	[****]	[****]

Total Costs

Category	Total Costs($)
	Current Contract (USD)	Change in Scope #3 (USD)	Revised Total (USD)
Pass-Through Costs	[****]	[****]	[****]
Investigator Grants Costs	[****]		[****]
Professional Fees	[****]	[****]	[****]
Discount	[****]	[****]	[****]
Revised Professional Fees	[****]	[****]	[****]
Grand Total	[****]	[****]	[****]

Exhibit B Payment Schedule
1.           PAYMENT TERMS
A.           Service Fees:

[****]

2.           Pass Through Costs:

(a)
CO#2:  [****] of the average estimated expenses as set forth in the Expenses Estimate (exclusive of funds for investigator grants), totaling [****], will be due and payable upon execution of this Agreement. Prepayment for Out of Pocket Expenses (to be drawn down once paid and replenished once 75% depleted).  This process to continue until the end of the study.

(b)
CO#3:  [****] of the average estimated expenses as set forth in the Expenses Estimate (exclusive of funds for investigator grants), totaling [****], will be due and payable upon execution of this Agreement. Prepayment for Out of Pocket Expenses (to be drawn down once paid and replenished once 75% depleted).  This process to continue until the end of the study.

(c)	Actual pass-through expenses, as provided in the expenses estimate, will be billed as incurred by inVentiv Health Clinical

(d)	Any unused funds will be returned within ninety (90) days from the date of the final reconciliation

3.           Investigator Grants:

(a)	[****]

(b)
inVentiv Health Clinical will submit invoices for the amounts paid to investigators during the previous month.  Any amount exceeding the estimate investigator grant payments will be pre-approved by the Company.

(c)	inVentiv Health Clinical will not make payments to investigators without having sufficient funds available in advance.

(d)	Any unused funds will be returned within ninety (90) days from the date of the final reconciliation

4.           Payment Conditions:

(a)
For all Services, pass through expenses and investigator grants invoiced, payments are due net thirty (30) days from invoice date as set forth in Terms, Item 2 of the Agreement.  In the event of a dispute, all undisputed portions of the invoice(s) are due within the above stated terms

(b)
Payments shall be made in the currency identified above and shall be made free of any applicable local withholding taxes, charges or remittance fees.  Invoices will be inclusive of applicable taxes as determined by local laws and regulations

(c)	inVentiv Health Clinical reserves the right to charge interest against any unpaid overdue balance at the rate of one and [****]

(d)	All services and pass-through payments should be sent via wire or ACH